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                                 Exhibit 99.1

NATIONAL CITY                                        NATIONAL CITY CORPORATION
CORPORATION                                          National City Center
                                                     Post Office Box 5756
                                                     Cleveland, OH 44101-0756
                                                     216-575-2000

FOR MORE INFORMATION CONTACT:

                      Thomas A. Richlovsky
                      Senior Vice President & Treasurer
                      (216) 575-2126

                      Janis E. Lyons
                      Vice President, Investor Relations
                      (216) 575-3329

         NATIONAL CITY CORPORATION ANNOUNCES STOCK REPURCHASE PROGRAM


     CLEVELAND, OHIO--July 25, 1994--National City Corporation's Board of Directors has authorized the purchase, in the open market or otherwise, of up to 10 million shares of the Corporation's issued and outstanding common stock subject to a purchase limit of $300 million.

     All common shares purchased will be held as Treasury shares for reissue in connection with the Corporation's stock option plans, acquisitions and for general corporate purposes. The shares will be acquired in accordance with applicable regulations of the Securities and Exchange Commission.

     The existing authorization to acquire the depositary shares of the Corporation's 8% Cumulative Convertible Preferred stock will remain in force, subject to a purchase limit of $58 million.

     National City Corporation (NYSE: NCC) is a $30 billion diversified financial service company headquartered in Cleveland, Ohio. National City operates banks and other financial service subsidiaries prinicipally in Ohio, Kentucky and Indiana.

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